Consent of Independent Certified Public Accountant

November 6, 2001

I consent to the use, of my report dated October 25, 2001, in the Form SB2, on the financial statements of Pro-Pointer Inc., dated September 30, 2001, included herein and to the reference made to me.


/s/ Clyde Bailey
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    Clyde Bailey